AMENDMENT NUMBER 1 TO
                AMENDED AND RESTATED TRANSFER AND ADMINISTRATION
                                    AGREEMENT


     AMENDMENT NUMBER 1 TO AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of March 3, 1997, among TECH DATA FINANCE, INC., a California corporation, as transferor (the "Transferor"), TECH DATA CORPORATION, a Florida corporation ("Tech Data"), as collection agent and as guarantor (in such capacities respectively, the "Collection Agent" and the "Guarantor"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, amending that certain Amended and Restated Transfer and Administration Agreement dated as of January 21, 1997 among the Transfer-or, the Collection Agent, the Guarantor, the Company, the Agent and the Bank Investor (the "Original Agreement" and said agreement as amended by this Amendment, the "Agreement").

                  WHEREAS, the Transferor has requested that the Company and the Agent agree to an increase in the Facility Limit and the Maximum Net Investment under the Original Agreement;

                  WHEREAS, the Agent has requested an amendment to the defini-tion of Concentration Factor under the Original Agreement;

                  WHEREAS, on the terms and conditions set forth herein, the parties hereto consent to such amendments; and

                  WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1. Amendment to Definitions. (a) The definition of "Concentration Factor" is hereby deleted and replaced with the following (solely for convenience added language is italicized):

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                  ""Concentration  Factor" means for any Designated  Obligor (a)
                  2% of the Outstanding Balance of all Eligible Receivables; provided however, that for up to three (3) Designated Obligors at any one time, 2.5% of the Outstanding Balance of all Eligible Receivables at such time; provided further, however, that with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors") 5% of the Outstanding Balance of all Eligible Receivables at such time, or (b) such other greater amount determined by the Agent in the reasonable exercise of its good faith judgment and with the consent of the Bank Investors and disclosed in a written notice delivered to the Transferor.

                  (b) The definition of "Facility Limit" is hereby amended by deleting the amount "306,000,000" in the text thereof and replacing it with the amount "331,500,000".

                  (c) The definition of "Maximum Net Investment" is hereby amended by deleting the amount "300,000,000" in the text thereof and replacing it with the amount "325,000,000".

                  (d) The definition of "Loss Reserve" is hereby amended by deleting the amount "25,000,000" in the text of the final paragraph thereof and replacing it with the amount "27,100,000".

                  SECTION 2. Amendment to Section 5.2(c). Section 5.2(c) of the Original Agreement is hereby deleted and replaced with the following:

                  "(c) No Change in Business or Credit and Collection Policy. The Transferor will not engage in any business other than acquiring accounts receivable from Tech Data pursuant to the Purchase Agreement, financing such acquisition pursuant hereto, making loans to Tech Data and Subsidiaries of Tech Data and other activities incidental thereto. The Transferor will not make any change in

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                  the Credit and Collection Policy, which change would impair the collectibility of the Receivables in a material respect."

                  SECTION 3.  Amendments

                  (a) Amendment to Section 10.1(a). Section 10.1(a) of the original Agreement is hereby deleted and replaced with the following (solely for convenience changed language is italicized):

                  "(a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and/or the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the

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                  Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as
                  permitted   pursuant  to  Section  6.2(b)),   (C)  modify  any
                  provisions of this Agreement or the Receivables Purchase Agreement relating to the timing of payments required to be made by the Transferor, the Seller or the Guarantor or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien
                  provided  by  this   Agreement   (other   than  as   expressly
                  contemplated herein) or (F) release Tech Data from any of its obligations under the Guaranty. Notwithstanding Section 11.2 hereof, the Agent (together with the Transferor, Tech Data, the Company and the applicable Bank Investor or financial institution) may agree to any amendment of this Agreement which (A) increases the dollar amount of a Bank Investor's Commitment (and similarly increases the Facility Limit and the Maximum Net Investment) or (B) increases the Facility Limit (and similarly increases the Maximum Net Investment) by adding a financial institution as a Bank Investor party hereto; provided, that in each case after giving effect to any such amendment the aggregate Bank Investors' Commitment at least equals the Facility Limit, and provided, further, that no such
                  amendment   shall   increase  the  dollar  amount  of  a  Bank
                  Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Majority Investors (which consent shall not be unreasonably withheld or delayed). "Majority Investors" shall mean, at any
                  time,   the  Agent  and  those  Bank   Investors   which  hold
                  Commitments aggregating in excess of 66 and 2/3% of the Facility Limit as of such date. In the event the

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                  Agent  requests  the  Company's or a Bank  Investor's  consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder. "

                  (b) Amendment to Section 10.5. Section 10.5 of the original Agreement is hereby deleted and replaced with the following (solely for convenience additional language is italicized):

                  "SECTION 10.5 Successor Agent. The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, (i) if no Termination Event shall have occurred, the Transferor,with the consent of the Majority Investors, shall appoint a successor Agent and (ii) if a Termination Event shall have occurred, the Company and the Majority Investors shall appoint a successor Agent. The Transferor and the Company and each Bank Investor, as applicable, each agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any

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                  actions taken or omitted to be taken by it while it was Agent under this Agreement."

                  (c) Amendment to Section 11.6(a). Section 11.6(a) of the original Agreement is hereby deleted and replaced with the following (solely for convenience additional language is italicized):

                  "(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Transferor may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Company and the Majority Investors. No provision of this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest."

                  SECTION 4. Conditions Precedent. This Amendment shall not become effective until the Agent shall have received the following:

                           (a)  A copy of the Resolutions of the Board of
Directors of the Transferor and Tech Data certified by its Secretary approving this Amendment and the other documents to be delivered by the Transferor and Tech Data hereunder;

                           (b)  A Certificate of the Secretary of the Transferor
and Tech Data certifying (i) the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder (on which Certificates the Company, the Agent and the Bank Investors may conclusively rely until such time as the Agent shall receive from the Trans-feror and Tech Data a revised Certificate meeting the requirements of this clause (b)(i)) and (ii) a copy of the Transferor's and Tech Data's By-Laws;

                           (c)  An opinion of David Vetter, counsel to Tech
Data, with respect to certain corporate matters and the enforceability of the Agreement as amended hereby in form and substance acceptable to the Agent;

                           (d)  An opinion of Heller, Ehrman, White & McAuliffe,
special California counsel to the Transferor, addressing certain corporate matters and the enforceability of the Agreement as amended hereby in form and substance acceptable to the Agent; and

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                           (e)  A responsible officer's certificate of the
Transferor and Tech Data executed by Arthur W. Singleton, Secretary of the Transferor and Tech Data, respectively.

                  SECTION 5. Representations and Warranties. The Transferor hereby makes to the Company, on and as of the date hereof, all of the representations and warranties set forth in Section 3.1 of the Original Agreement. In addition, the Collection Agent and the Guarantor hereby make to the Company, on the date hereof, all the representations and warranties set forth in Section 3.3 of the Original Agreement.

                  SECTION 6. Amendment and Waiver. No provision hereof may be amended, waived, supplemented, restated, discharged or terminated without the written consent of the Transferor, the Company, the Agent and the Majority Investors.

                  SECTION 7. Successors and Assigns. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns; provided, however, the Transferor may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Company.

                  SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 9. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unen-forceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction

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shall not invalidate or render unenforceable such provision in any other juris-
diction.

                  SECTION 10. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11. Ratification. Except as expressly affected by the provisions hereof, the Original Agreement as amended by this Amendment shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Original Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first written above.


                                            ENTERPRISE FUNDING CORPORATION,
                                              as Company


                                       By:   /S/ STEWART L. CUTLER
                                      Name:  Stewart L. Cutler
                                     Title:  Vice President


                                            TECH DATA FINANCE, INC.,
                                              as Transferor


                                       By:  /S/ JEFFERY P. HOWELLS
                                       Name: Jeffery P. Howells
                                       Title: President


                                             TECH DATA CORPORATION,
                                               as Collection Agent and Guarantor

                                        By: /S/ JEFFERY P. HOWELLS
                                        Name: Jeffery P. Howells
                                        Title: Senior Vice President of Finance



                                            NATIONSBANK, N.A.,
                                               as Agent and Bank Investor

                                         By: /S/ STAN MIEHUAS
                                         Name: Stan Meihuas
                                         Title: Vice President



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